Exhibit 10.1

SECOND AMENDMENT TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Second Amendment”) made and entered into the 18th day of December, 2009, by and between CUBIC ENERGY, INC., a Texas corporation, and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation.

W I T N E S S E T H:

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated as of March 5, 2007 as amended by that certain First Amendment to Credit Agreement dated May 8, 2008 (collectively the “Agreement”) to which reference is here made for all purposes;

WHEREAS, the above named parties are desirous of amending the Agreement and certain related agreements and instruments in the particulars hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement and agreements of the parties hereto as set forth in this Second Amendment, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement and terms defined herein shall be incorporated into the Agreement unless expressly provided to the contrary.

ARTICLE II

AMENDMENTS

2.01                           The Agreement is hereby amended to add the following defined terms to Section 1.1 of the Agreement:

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement in the form attached as Exhibit XVII, executed by the Borrower and the Lender superseding the Registration Rights Agreement.

“Amended and Restated Warrant” means the Amended and Restated Warrant in the form attached as Exhibit XVIII, executed by the Borrower and acknowledged by the Lender, superseding the Warrant

“Second Warrant” means the Stock Purchase Warrant issued by the Borrower to the Lender in the form attached as Exhibit XIX.

“Wallen Note” means that certain Subordinated Promissory Note dated December 18, 2009 executed by the Borrower to the order of Calvin A. Wallen III in the principal amount of $2,000,000.00, a photocopy of which is attached hereto as Exhibit XX.

2.02                           The Agreement is hereby amended to substitute for the definition of “Borrowing Base Period” the following:

“Borrowing Base Period” means the period commencing on December 18, 2009 and ending on February 28, 2010, and thereafter each six (6) month period commencing March 1 and September1 of each year.

2.03                           The Agreement is hereby amended to substitute for the definition of “Loan Documents” the following:

“Loan Documents” means this Agreement, the Notes, the Security Documents, the assignments of Net Profits Interests, all agreements, documents and instruments governing or related to Derivative Contracts entered into between the Borrower and the Lender or any Affiliate of the Lender, the Warrant, the Supplemental Warrants, the Registration Rights Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Warrant, the Second Warrant and all other notes, mortgages, deeds of trust, restatements, ratifications and amendments of mortgages, deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Agreement, the Obligations and/or the Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

2.04                           The Agreement is hereby amended to substitute for the definition of “Revolving Note” the following:

“Revolving Note” means that certain promissory note in the principal face amount of $40,000,000.00 dated December 18, 2009 made by the Borrower to the order of the Lender, in the form attached hereto as Exhibit I, together with all deferrals, renewals or extensions thereof, which promissory note shall evidence the Revolving Advances made to the Borrower by the Lender pursuant to Section 2.1.

2.05                           The Agreement is hereby amended to substitute for the definition of “Termination Date” the following:

“Termination Date” means July 1, 2012.

2.06                           The Agreement is hereby amended to substitute for Section 2.4 of the Agreement following:

2.4                               Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans for general corporate purposes.

2.07                           The Agreement is hereby amended to substitute for Subsection 2.6(a) of the Agreement the following:

(a)                                  During the period from and after December 18, 2009 until the next scheduled redetermination of the Borrowing Base (scheduled to be March 1, 2010) in accordance with this Section 2.6, the amount of the Borrowing Base shall be $25,000,000.00.

2.08                           The Agreement is hereby amended to substitute for Subsections 2.15 (d) and (e) of the Agreement the following:

(d)   Registration Rights. The shares of Common Stock issued to the Lender pursuant to this Section 2.15, along with any shares of Common Stock issued upon exercise of the Amended and Restated Warrant or the Second Warrant, shall be entitled to the registration rights set forth in the Amended and Restated Registration Rights Agreement.

(e)   Compliance with Other Provisions.  The Borrower shall comply with its covenants and agreements contained in the Amended and Restated Registration Rights Agreement, the Amended and Restated Warrant and the Second Warrant, as if those provisions were included in this Agreement.  Notwithstanding anything herein to the contrary, the obligation provided in this Subsection 2.15(e) and in Subsection 2.15(f) shall remain in force and effect so long has the Lender is holder of the Amended and Restated Warrant, the Second Warrant or shares of Common Stock issued to it pursuant to this Section 2.15 or shares of Common Stock issued upon exercise of the Amended and Restated Warrant or the Second Warrant.

(f)   Listing of Shares Issuable. To the extent the Common Stock is listed on the NYSE Amex LLC or other national securities exchange, the Borrower shall at all times cause to be listed for trading on the NYSE Amex LLC or any other national securities exchange that is the principal market for the trading of the Common Stock (a) all of the shares of Common Stock issuable if the Term Note is converted in full pursuant to Section 2.15 of the Agreement, as that number of shares may be adjusted from time to time pursuant to the Antidilution Provisions, and (b) all of the shares of Common Stock to be issued if the Amended and Restated Warrant is exercised in full. In addition, within sixty (60) days after the issuance of the Second Warrant, the Borrower shall cause all of the shares issuable upon the exercise in full of the Second Warrant to be listed for trading on the NYSE Amex LLC or such other national securities exchange that is the principal market for the trading of the Common Stock.

2.09                           The Agreement is hereby amended to substitute the second sentence of Section 5.24 of the Agreement the following:

This obligation shall be in addition to the Borrower’s obligation to reserve shares of Common Stock for exercise of the Amended and Restated Warrant and the Second Warrant as provided in those respective instruments.

2.10                           The Agreement is hereby amended to substitute for Section 5.5 of the Agreement the following:

5.5                               Reserve Reports. Commencing August 1, 2010, and semi-annually thereafter, as soon as available but in any event no later than February 1 and August 1 of each year, the Borrower shall deliver to the Lender (a) a report, in form and substance satisfactory to the Lender, prepared by Scotia Group, Inc., or another independent petroleum engineer or firm of engineers reasonably acceptable to the Lender, which report shall set forth, as of January 1 or July 1 of such year respectively, projections of future net income from hydrocarbons classified as Proved Reserves attributable to all of the Subject Properties and (b) such other information concerning such Oil and Gas Properties as the Lender may request, including, without limitation, engineering, geological and performance data.

2.11                           The Agreement is hereby amended by the addition of the following section to Article 5 of the Agreement:

5.25                        Notice of Price Adjustment.  At least two Business Days prior to the occurrence, the Borrower shall give notice to the Lender of any event that would cause either (a) an adjustment to the Conversion Price pursuant to the Antidilution Provisions, or (b) an adjustment to the exercise price provided in the Amended and Restated Warrant or the Second Warrant pursuant to Sections 4 or 5 of those instruments.

2.12                           The Agreement is hereby amended to substitute for Section 6.1 of the Agreement the following:

6.1                               Other Debt of Borrower.  The Borrower will not incur, create, assume or suffer to exist any Debt except: (a) Loans hereunder, (b) unsecured current accounts payable incurred in the ordinary course of business, provided such accounts are paid timely or within ninety (90) days of the due date or are being Contested in Good Faith, (c) pursuant to Derivative Contracts required or allowed under this Agreement, (d) evidenced by the Wallen Note or (e) other Debt not exceeding $250,000.00 in the aggregate at any one time.

The Borrower shall not repay any Debt, principal or interest, evidenced by the Wallen Note; provided, however, so long as no Event of Default or Unmatured Event of Default exists or would exist as a result thereof, the Borrower may make regularly scheduled interest payments accruing on the principal outstanding under the Wallen Note.

ARTICLE III

LIMITED WAIVER

3.01                           Subject to the conditions precedent set forth in Article IV of this Second Amendment, and subject to the limitations herein set forth, the Lender waives the Events of Default (if any) caused by or related to the Borrower’s failure to comply with the covenant to satisfy the difference between the Borrowing Base as redetermined by the Lender pursuant to Section 2.6 of the Agreement and the principal outstanding Debt evidenced by the Revolving Note as set forth in Section 2.13 of the Agreement as set forth in a letter from the Lender to the Borrower dated June 26, 2009. Notwithstanding anything contained in this Section 3.01, the parties hereto do not assert that any Event of Default has and was continuing.

3.02                           The scope of the waivers by the Lender evidenced hereby is expressly limited to the Events of Default described above in this Article III and does not extend to any other or future Event of Default. Except as specifically set forth in Section 3.01 of this Second Amendment, the waivers by the Lender evidenced hereby do not constitute a waiver of any future non-compliance by the Borrower with any covenant contained in the Agreement.

ARTICLE IV

CONDITIONS

This Second Amendment shall not be effective until the following conditions have been satisfied, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

(a)                                The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

(1)                                This Second Amendment executed by each party hereto;

(2)                                Revolving Note executed by the Borrower in the principal face amount of $40,000,000.00;

(3)                                Term Note executed by the Borrower in the principal amount of $5,000,000.00;

(4)                                Certificates of the appropriate Tribunals of the State of Texas, dated reasonably near the date of this Second Amendment, to the effect that the Borrower is duly incorporated and in good standing with respect to the payment of all franchise and similar Taxes;

(5)                                Certificates of the appropriate Tribunals of the State of Louisiana, dated reasonably near the date of this Second Amendment, to the effect that the Borrower is duly qualified as a foreign corporation and in good standing with respect to the payment of all franchise and similar Taxes;

(6)                                A copy of the articles of incorporation of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete;

(7)                                A copy of the by-laws of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete;

(8)                                A copy of the corporate resolutions of the Borrower, approving this Second Amendment and the related Loan Documents to which it is a party and authorizing the transactions contemplated therein, duly adopted by its board of directors and accompanied by a certificate of the secretary of the Borrower to the effect that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the date of this Second Amendment;

(9)                                The following documents creating, evidencing and perfecting Liens in favor of the Lender to secure the Obligations:

(i) an Act of Second Supplement and Amendment to Mortgage, Collateral Assignment, Security Agreement and Financing Statement between the Borrower and the Lender; and

(ii) UCC Financing Statement amendments associated with the document described in (i) above;

(10)                          the Amended and Restated Warrant executed by the Borrower and acknowledged by the Lender;

(11)                          the Second Warrant executed by the Borrower;

(12)                          the Amended and Restated Registration Rights executed by the Borrower and the Lender; and

(13)                          Such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents; and

(b)                               The Lender shall have received the fee for the increase in the Borrowing Base pursuant to Section 2.10.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly remakes in favor of the Lender all of the representations and warranties set forth in ARTICLE 4 of the Agreement, as amended hereby, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement.

ARTICLE VI

RATIFICATION

Each of the parties hereto does hereby adopt, ratify and confirm the Agreement, in all things in accordance with the terms and provisions thereof, as modified or amended by this Second Amendment.

ARTICLE VII

MISCELLANEOUS

7.01                           All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Second Amendment.

7.02                           This Second Amendment may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.  Any executed Second Amendment or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.03                           THE CREDIT AGREEMENT (AS AMENDED BY THIS SECOND AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.04                           THIS SECOND AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, this Second Amendment to Credit Agreement is executed as of the date first above written.

BORROWER:

CUBIC ENERGY, INC.

By:
Calvin A. Wallen III
President

LENDER:

WELLS FARGO ENERGY CAPITAL, INC.

By:
Printed Name:
Title: